Exhibit 99.1

Contacts:

Electronic Arts Media Relations: John Reseburg VP, Global Communications 650-628-3601 jreseburg@ea.com	Electronic Arts Investor Relations: Chris Evenden VP, Investor Relations 408-627-0608 cevenden@ea.com	Glu Mobile Media Relations: George Sard / John Christiansen / Celia de Pentheny O’Kelly Sard Verbinnen & Co. Glu-SVC@sardverb.com 212-687-8080 / 415-618-8750	Glu Mobile Investor Relations: Bob Jones / Taylor Krafchik Ellipsis IR@glu.com 646-776-0886

ELECTRONIC ARTS TO ACQUIRE GLU MOBILE, CREATING A NEW GLOBAL LEADER IN THE LARGEST AND FASTEST GROWING GAMING SEGMENT

Accelerates the growth of Electronic Arts’ mobile business through development of new sports, lifestyle, casual, and mid-core games

Creates a market-leading portfolio of more than 15 top live services across multiple fast growing mobile genres

Expands Electronic Arts’ nearly half a billion strong player network to reach a broader global audience

REDWOOD CITY, February 8, 2021 - Electronic Arts Inc. (NASDAQ: EA), a global leader in interactive entertainment, and Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of mobile games including Design Home, Covet Fashion, and MLB Tap Sports Baseball, have entered into a definitive agreement under which Electronic Arts will acquire Glu Mobile. Under the terms of the agreement, EA will acquire Glu for $2.1 billion in enterprise value. Glu stockholders will receive $12.50 in cash for each share of Glu stock, representing a 36% premium to Glu’s closing share price on February 5, 2021. Upon closing, the acquisition will be immediately accretive to Electronic Arts’ total net bookings, and is expected to grow underlying profitability beginning in its first year.

The acquisition will immediately add significant scale to Electronic Arts’ mobile games business. The combination of Electronic Arts and Glu creates a leading mobile product portfolio that includes more than 15 top live services across fast-growing genres with a combined $1.32 billion in bookings over the last twelve months. Bringing together the best-in-class mobile development teams at Glu and Electronic Arts’ mobile business, with a collective portfolio of powerful IP in sports, lifestyle, RPG, casual and other genres, and leveraging Electronic Arts’ marketing and distribution strength to generate global reach, the combined organization will build on EA’s network of 430 million players, including more than 100 million monthly active players in mobile, and expand to new audiences and demographics all over the world.

“Our acquisition of Glu combines amazing teams and deeply-engaging products to create a mobile games leader with proven expertise across many fast-growing genres,” said Andrew Wilson, CEO of Electronic Arts. “Mobile continues to grow as the biggest gaming platform in the world, and with the addition of Glu’s games and talent, we’re doubling the size of our mobile business. With a deep IP portfolio and an expanding global audience, we’ll deliver more exciting experiences for our players and drive further growth for Electronic Arts.”

“This transaction is the culmination of the tremendous work of the Glu team to deliver world-class interactive experiences for our players, while driving business momentum that has led to strong financial and operational results. It represents a terrific outcome for all of our stockholders and other key constituents,” said Nick Earl, CEO of Glu. “As part of Electronic Arts, we will continue capitalizing on the opportunities ahead in the expanding mobile gaming industry.”

The strategic rationale for the acquisition includes:

●	Creating a Leading Mobile Portfolio Across Key Genres. The complementary nature of Electronic Arts and Glu’s successful products will create a portfolio that spans many of the biggest and most popular genres of mobile games, including sports, RPG, lifestyle, casual, and mid-core games. The combined organization will have a demographically diverse audience, with significant opportunities for franchise and market expansion.

●	Expanding Successful, Scalable Live Services. Both Electronic Arts and Glu have proven success creating mobile live service games that deeply engage large communities over many years and deliver strong recurring revenue. The combined expertise of the two organizations unlocks potential for further success. Glu’s franchises like Design Home, Covet Fashion, and MLB Tap Sports Baseball will benefit from Electronic Arts’ global licensing and distribution capabilities to bring them to new markets and more players. Glu’s expertise in building and monetizing sports and casual mobile games, combined with Electronic Arts’ industry-leading IP in sports and beyond, will accelerate the creation of exciting new experiences for broad audiences.

●	Experienced Creative Leadership & Enhanced Team Capabilities. Glu brings a talented team including more than 500 mobile game developers (and nearly 800 total employees), adding significant scale to Electronic Arts’ mobile-focused organization. Glu’s creative leaders are established and well-known to Electronic Arts, with similar focus on creating highly successful mobile games with longevity. The combination of proven mobile leadership, deeply talented teams, genre expertise, long-running franchises and IP, and technology across the two organizations will be a catalyst to delivering new experiences and further growth.

●	Accelerating Growth. The combination of Electronic Arts and Glu will be a mobile growth engine. With strong, recurring revenue across a leading portfolio of live services, strength in key mobile genres, a deep roster of owned and licensed IP, access to a large-scale and growing player network, and ability to reach into new regions and markets, the acquisition will be immediately accretive to EA’s total net bookings and is expected to grow underlying profitability beginning in its first year.

An investor presentation outlining the key aspects of the planned acquisition is available on EA’s investor relations website, at ir.ea.com.

Details on the Proposed Transaction

The board of directors of each of Electronic Arts and Glu Mobile have approved the transaction and the Glu board recommends that Glu stockholders approve the transaction and adopt the merger agreement. Under the terms of the agreement, Glu stockholders will receive $12.50 in cash for each share of Glu stock, representing an equity value of $2.4 billion, and a total enterprise value of $2.1 billion including Glu's' net cash of $364 million. The transaction is anticipated to close in the quarter ending June 30, 2021, subject to approval by the Glu stockholders, the receipt of required regulatory approvals and other customary closing conditions.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Ultimate Team, Battlefield, Apex Legends, The Sims, Need for Speed, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. Madden, NFL and FIFA are properties of its respective owners and used with permission.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading developer and publisher of mobile games. Founded in 2001, Glu is headquartered in San Francisco with additional locations in Foster City, Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Covet Fashion, Deer Hunter, Design Home, Diner DASH Adventures, Disney Sorcerer’s Arena, Kim Kardashian: Hollywood and MLB Tap Sports Baseball available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

Covet Fashion, Deer Hunter, Design Home, Diner DASH, Tap Sports, Glu and Glu Mobile are trademarks of Glu Mobile Inc.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Electronic Arts and Simpson, Thacher & Bartlett LLP is serving as legal counsel to Electronic Arts. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC are serving as financial advisors to Glu. Fenwick & West LLP is serving as legal counsel to Glu.

Forward-Looking Statements

This communication may contain statements, other than statements of current or historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed merger of a wholly owned subsidiary of Electronic Arts with and into Glu Mobile on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 8, 2021 to which Electronic Arts and Glu are party (the “Merger Agreement”), and the benefits and the anticipated timing of the proposed transaction. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “project,” “forecast,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could,” and similar expressions or expressions of the negative of these terms. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Electronic Arts’ actual results could differ materially from those discussed in the forward-looking statements. Some of the factors which could cause Electronic Arts’ results to differ materially from its expectations include the following: the impact of the announcement of the merger on Electronic Arts’ and Glu’s business and operating results, including the effect of the announcement of the merger on the ability of Electronic Arts or Glu to retain and hire key personnel and maintain relationships with players, partners and others with whom Electronic Arts or Glu do business; the occurrence of any circumstance or any other events that could give rise to the termination of the proposed transaction, or the failure to obtain Glu’s stockholder approval or failure to satisfy any other conditions precedent to consummate the proposed transaction, including the receipt of all necessary regulatory approvals on a timely basis or at all; Electronic Arts’ ability to successfully integrate Glu’s operations and employees; risks that the merger disrupts current ongoing business operations; risks of litigation and/or regulatory actions related to the merger; the impact of the COVID-19 pandemic; Electronic Arts’ ability to realize the anticipated benefits of acquisitions; and other factors described in Part II, Item 1A of Electronic Arts’ or Glu’s latest Quarterly Report on Form 10-Q under the heading “Risk Factors,” as well as in other documents Electronic Arts or Glu have filed with the Securities and Exchange Commission, including Electronic Arts’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and Glu’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

These forward-looking statements are current as of the date hereof. Neither Electronic Arts nor Glu assumes any obligation to revise or update any forward-looking statement for any reason, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Glu Mobile by Electronic Arts. In connection with the proposed merger, Glu intends to file with the SEC a proxy statement regarding the proposed transaction and mail or otherwise provide a proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. Each of Electronic Arts and Glu may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Electronic Arts or Glu may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Glu. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Electronic Arts, Glu and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Electronic Arts will be available free of charge on Electronic Arts’ website at ir.ea.com or by contacting Electronic Arts’ Investor Relations department at ir@ea.com. Copies of the documents filed with the SEC by Glu will be available free of charge on Glu’s website at www.glu.com/investors or by contacting Bob Jones / Taylor Krafchik, Ellipsis, at IR@glu.com.

Certain Information Regarding Participants in the Solicitation

Electronic Arts and Glu Mobile and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about the directors and executive officers of Electronic Arts, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 19, 2020, and Electronic Arts’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which was filed with the SEC on May 20, 2020, and on its website at ir.ea.com. You can find information about the directors and executive officers of Glu, including a description of their direct or indirect interests (by security holdings or otherwise), in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and on its website at www.glu.com/investors. Other information regarding the potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Electronic Arts or Glu using the sources indicated above.